Form C

Cover Page

Name of issuer:

560 Third Avenue Grocery Corp

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 12/21/1998

Physical address of issuer:

235 Park Avenue South
New York NY 10003

Website of issuer:

http://tapsternyc.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

4/26/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

20

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$128,893.00	$137,190.00
Cash & Cash Equivalents:	($39,233.00)	($69,801.00)
Accounts Receivable:	$15,197.00	$13,380.00
Short-term Debt:	$191,099.00	$245,898.00
Long-term Debt:	$1,709,741.00	$1,414,073.00
Revenues/Sales:	$2,321,419.00	$2,447,730.00
Cost of Goods Sold:	$612,285.00	$649,147.00
Taxes Paid:	$3,618.00	$2,801.00
Net Income:	($249,166.00)	($101,470.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

560 Third Avenue Grocery Corp

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
James Frischling	President and Co-founder	New Oak Capital	1998
Dean Palin	Principal	Palin Enterprises	1998
Michael Schatzy	Managing Member	560 Third Avenue Grocery Corp	1998

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
James Frischling	Managing Member	1998
Dean Palin	Managing Member	1998
Michael Schatzy	Managing Member	1998

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
	No principal security holders.	

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The restaurant business is extremely risky. Businesses fail frequently and our future success cannot be guaranteed.

Dean Palin is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

James Frischling is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We are trying a new concept, bringing Tapsters to New York. Although we are modeling off of previous successful Tapsters, our key assumptions regarding revenue and performance may prove un-true and impact future revenues.

We are dependent on our partner's (Roman Maliszewski) expertise to bring Tapsters to New York. Should anything happen to him or his expertise not transfer to New York, our business will be impacted.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Class action or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

The Company has a retained deficit, working capital deficiency and incurred operating losses for the last three years ($72,050, $101,470 and $249,166 for the years ended December 31 2015, 2016, and 2017, respectively). Management has agreed to take actions to ensure that the Company will continue as a going concern through December 31, 2018 through additional funding from an officer, if needed.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: 93% --Complete the essentials of the new restaurant buildout, including Construction, Permits, Architecture Furniture, Fixture, Equipment

7% -- Wefunder fee

If we raise: **$500,000**

Use of Proceeds: 93% --Complete remainder of restaurant buildout, including Payroll, Rent, Construction, Permits, Architecture, Furniture, Fixture, Equipment

7% -- Wefunder fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principal investment (the repayment amount) , provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $100,000.00 of the fundraise will receive 2x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Stock	200	200	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes holds no position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Dean Palin
Issue date	12/21/98
Amount	$1,709,741.00
Outstanding principal plus interest	$1,997,711.00 as of 12/31/18
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan with no set repayment date. The loan is expected to be repaid as the business becomes profitable. On-going since inception of Company.

Loan

Lender	239 park ave south associates LLC
Issue date	12/21/98
Amount	$51,667.00
Outstanding principal plus interest	$44,143.00 as of 12/31/18
Interest rate	0.0% per annum
Current with payments	Yes

No set repayment date. The loan is intended to be repaid as the Company becomes profitable. On-going since inception of Company.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Dean Palin
Amount Invested	$1,709,741.00
Transaction type	Loan
Issue date	12/21/98
Outstanding principal plus interest	$1,997,711.00 as of 01/09/19
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

Related party loan with no set repayment date. The loan is expected to be repaid as the business becomes profitable. On-going since inception of Company.

Name	239 park ave south associates LLC
Amount Invested	$51,667.00
Transaction type	Loan
Issue date	12/21/98
Outstanding principal plus interest	$44,143.00 as of 01/09/19
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Affiliate restaurant

No set repayment date. The loan is intended to be repaid as the Company becomes profitable. On-going since inception of Company.

Management fees are paid to an affiliated entity with common ownership. Total management fees for the years ended December 31, 2017 and 2016 were $108,156 and $127,745, respectively. These expenses are included in operating expenses on the statement of operations.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're a group of hospitality experts, collectively having run multiple restaurants over the years. We're in the process of opening a new space in the busy neighborhood of Murray Hill in Manhattan. The concept is called Tapster and will be the first exclusively self-pouring bar/restaurant/lounge in New York City. There are already two successful locations in Chicago offering **self-pouring beer, cocktails, wine, cider, and fun.**

We expect Tapster NYC to be the largest self-pouring bar/lounge in the city and we will aim will open up multiple tapsters throughout the country via franchise or company owned models.

Milestones

560 Third Avenue Grocery Corp was incorporated in the State of New York in December 1998.

Since then, we have:

- First self-pouring restaurant to come to NYC
- Having a tangible investment that people can visit a location they have invested in
- Already two thriving Tapster locations in Chicago
- We have experience owning and operating over +20 different venues in NYC over the past 20 plus years
- Our team has been in the restaurant hospitality space in New York City for 25 years

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $2,321,419 compared to the year ended December 31, 2016, when the Company had revenues of $2,447,730. Our gross margin was 73.62% in fiscal year 2017, compared to 73.48% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $128,893, including -$39,233 in cash. As of December 31, 2016, the Company had $137,190 in total assets, including -$69,801 in cash.
- *Net Loss.* The Company has had net losses of $249,166 and net losses of $101,470 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $1,900,840 for the fiscal year ended December 31, 2017 and $1,659,971 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $1,761,408 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 9 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 18 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

560 Third Avenue Grocery Corp cash in hand is $15,000, as of December 2018. Over the last three months, revenues have averaged $155,000/month, cost of goods sold has averaged $35,700/month, and operational expenses have averaged $160,000/month, for an average burn rate of $40,700 per month. Our intent is to be profitable in 12 months. One of the officers will continue to put money towards operations in the short term if needed.

The Company has a retained deficit, working capital deficiency and incurred operating losses for the last three years ($72,050, $101,470 and $249,166 for the years ended December 31 2015, 2016, and 2017, respectively). Management has agreed to take actions to ensure that the Company will continue as a going concern through December 31, 2018 through additional funding from an officer, if needed.

The total cost of the buildout is 500k. If we don't reach that amount, the founders will contribute capital to raise the rest of the needed funds. We are currently closing to renovate for the new location and new concept, so revenues have been low. After the completion of this raise we expect the new concept to be open within 2 months (March 2019). We may move forward with opening the new location using capital from the founders during the course of the campaign. After the new concept is open we expect it to be profitable within 6 to 9 months. During the 3 - 6 months following the campaign we think monthly revenues will be at around $155,000 per month and expenses at around 130,000 per month.

We do not plan to take out funds from other investors or lending institutions.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.tapsterchicago.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Appendix C: Financial Statements

Appendix D: Director & Officer Work History

Appendix E: Supporting Documents



INVEST IN TAPSTER NYC

maximum target met

$0

raised of $0 maximum target from 0 investors

NYC's first self-pouring bar - join the fun!

We're a group of hospitality experts, collectively having run multiple restaurants over the years. We're in the process of opening a new space in the busy neighborhood of Murray Hill in Manhattan. The concept is called Tapster and will be the first exclusively self-pouring bar/restaurant/lounge in New York City. There are already two successful locations in Chicago offering self-pouring beer, cocktails, wine, cider, and fun.



PARTNER
25 YEARS IN RESTAURANTS AND BARS IN NYC

Why you may want to invest

1. First self-pouring restaurant to come to NYC
2. Having a tangible investment that people can visit a location they have invested in
3. Already two thriving Tapster locations in Chicago
4. We have experience owning and operating over +20 different venues in NYC over the past 20 plus years
5. Our team has been in the restaurant hospitality space in New York City for 25 years

Our Ambition

We expect Tapster NYC to be the largest self-pouring bar/lounge in the city and we will aim will open up multiple tapsters throughout the country via franchise or company owned models.

tapsterchicago.com

Chicago, Illinois

$ 100 min

REMIND ME (0)

What you are investing in

Revenue Share

5% of revenues

~~1.5X~~ **2.0X** payback multiple

Secured revenue share

The company will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$250+
Free T-Shirt and Free Beer at first visit

$500+
Invitation for two to grand opening party + free t-shirt

$1,000+
$20 worth of credit for you and a guest and your first ten visits and 2 invitations to grand opening

$5,000+
Private Party for you and 5 friends including food and unlimited beverages and 2 invitations to grand opening

$10,000+
Lifetime 15% discount on all purchases for you and your guests and on parties and 4 Invitations to grand opening

$25,000+
Lifetime 20% discount on all purchases for you and your guests and on parties and 4 Invitations to grand opening

see less

b2c alcohol food entertainment

Why I Like TAPSTER NYC

It's Disney World for adults! A magical beer land where I want to experience every one of the rides. I think it's a fun place to go and love going around to try everything they have on tap.



Sarah S.
CUSTOMER

THE BUZZ ABOUT TAPSTER NYC

Perhaps the most unique user experience in Chicago's bar scene.
PUNCH Magazine

Tapster Makes Drinking More Communal (and Creative)
Peter Ranvestel
Contributor to Chicago Mag

Awesome concept and fantastic execution! In my opinion one of the best parts is being able to try craft cocktails without having to go all-in on a $10+ drink like you would have to at any traditional bar. The beer selection was incredible and the ambiance is perfect. Will definitely be back!


Ali Baig
Customer

I'm in love! The variety of drinks (craft beer, wine, kombucha, coffee, craft cocktails and shot bar) is fantastic. Very relaxed atmosphere and a great place to bring friends. I've already started telling all my Chicago friends and family about it!


Nikki Pirucki
Customer

Chicago's First Pour-Your-Own-Beer Bar Is Here

FROM PERKS When you hear of a company that's dedicated its entire existence to creating the finest pocket squares-and only pocket squares-some people ask: why? We ask: why not get those exquisite kerchiefs to you for up to 55% off? See, it pays
December 11, 2018 @ urbandaddy.com

The Tapster | PUNCH

Perhaps the most unique user experience in Chicago's bar scene, Tapster is a pour-your-own beer bar with a timely mission: "Freedom of choice is the American way, and we at Tapster have embraced this basic human right." Thirty-eight taps are
December 11, 2018 @ punchdrink.com

Is Self-Serve Beer the Future of Bartending?

In a recent article on bartender burnout (where overworked barbacks are turning to pilates, amongst other therapies, to combat the stresses and repetitive motion of their jobs), one sentence stands out.

December 11, 2018 @ forbes.com

'Pour-Your-Own Beer Bar' set to open in Chicago

Imagine being in a busy bar and not having to elbow your way through the crowd to get the bartender to pour you a cold one. Well now, coming to Chicago is the "Pour-Your-Own Beer Bar," where you serve yourself whenever you would like.

December 11, 2018 @ fox32chicago.com

Tapster opens and a dream becomes reality in Wicker Park

"This is a dream of mine that I've been having for many years and it's finally here and it's really happening," said Roman Maliszewski, with a mix of excitement and disbelief Thursday night, as he and his crew were putting the last minute touches on Tapster,

December 11, 2018 @ ourUrbantimes.com

How PourMyBeer Powers Bars of the Future

When you think of technology innovation, you don't typically think of your neighborhood tavern. That's probably for good reason. Bars haven't exactly needed to adopt technology as many other industries have. In fact, bars can often serve as

September 20, 2018 @ americaninno.com

Lincoln Park Gets its First Pour-Your-Own-Beer Bar Next Week

The owners of Chicago's most popular pour-your-own-beer bar, Tapster in Wicker Park, are almost ready to unveil their new Lincoln Park location. It'll open in the former Wrightwood Tap space at 1059 W. Wrightwood Avenue to the general public

September 12, 2018 @ chicago.eater.com

Pour-Your-Own-Beer Bar Tapster Coming To Lincoln Park

CHICAGO, IL - From The Wrightwood Tap to Tavern 57, and now the soon-to-open Tapster, the bar at 1059 W Wrightwood in Lincoln Park has been serving beer for more than 75 years. The pour-your-own-beer bar's new location is slated to open in

June 12, 2018 @ patch.com

Why the self-pour beer revolution is here to stay

Forget BYOB. Instead, PYOB - pour your own beer - is the new term in town. And those who have suffered through the frustration of flagging down a busy bartender for a simple draft pour have many reasons to get excited about this brewing trend.

February 28, 2018 @ mic.com

New self-serve taprooms in Chicago invite you to pour your own beverage

Your favorite bar is practically a sacred space. Maybe it's a go-to booth or a time-tested relationship with your favorite barkeep, but whatever it is, there's something comforting about the familiar ceremony of drinking at a place you know and love.

October 3, 2017 @ chicagotribune.com

20 New Chicago Restaurants to Check Out

Our guide to restaurants to explore during the NACS Show

September 20, 2017 @ cspdailynews.com

At pour-your-own-beer bars, nothing but technology stands between you and your beer

Does self-serve beer mean the end of bartenders? In the past few years, a version of that rhetorical question has popped up in the headlines of articles about this technology-aided barroom trend. The short answer: No, at least not in the near future.

August 8, 2017 @ chicagoreader.com

What to do in Chicago

No city in the world loves (ahem, appreciates) summertime more than Chicago-the sun-soaked riverfront and rooftop bars come to life and appetites ablaze for open-air social hangouts (not to mention the city's thriving culinary scene). From music to
August 4, 2017 @ jetsetter.com

The best bars in Wicker Park and Bucktown

Wicker Park and Bucktown have long been neighborhoods where people come to drink, which is likely why you'll find some of the best bars in Chicago lining the streets. You can spend an evening crawling between dive bars, get something fancy
July 19, 2017 @ timeout.com

Episode 72 - Roman Maliszewski

Justin and Milos had the pleasure to sit down with Roman Maliszewski, one of the owners of Tapster. If you haven't been yet, Tapster is Chicago's first self-serve craft tasting room featuring over 30 taps of beer, wine, cocktails, and more.
July 17, 2017 @ 2east8th.com

Tapster Makes Drinking More Communal (and Creative)

Don't assume that Tapster (2027 W. North Ave., Wicker Park), the self-service drinking hole without bartenders, removes the human element from a business. If our recent visit is any indication, the opposite is true. The bar was bustling this weekend,
June 19, 2017 @ chicagomag.com

Big Star isn't the only reason to sign a lease in Wicker Park

You think you know Wicker Park and Bucktown. You know Big Star, of taco and patio fame. You know doughy delights, courtesy of Stan's Donuts. You know the rumble of trains passing and patter of feet disembarking at the Damen Blue Line stop. Here's
May 11, 2017 @ chicagotribune.com

New generation of bars takes bartenders out of the mix

Yet the growing pour-your-own model also presents unique challenges.
April 25, 2017 @ restaurantbusinessonline.com

Automation Invasion: High-Tech Self-Service Restaurants and Bars Infiltrate Chicago

Though Jetsons-esque jetpacks and flying cars still aren't cruising through Chicago, one of the area's current dining trends is decidedly futuristic. A recent uptick in rotary sushi restaurants, mechanized bars, and other high-tech culinary options suggests
April 4, 2017 @ chicago.eater.com

75 Unique Restaurant Ideas to Create an Unforgettable Concept

What does it take to be a successful restaurateur? Hustle. Thick skin. And an endless amount of creativity. There are 624,301 restaurants in America alone, according to NPD Group. That means diners literally have hundreds of thousands of choices for
April 1, 2017 @ pos.toasttab.com

Chicago's Best Bar & Restaurant Openings in March

From pour-your-own-beer to hangover-curing waffle flights, Chicago's latest and greatest won't leave you wanting for much. Use this as your cheat sheet for where to find a bevy of newly minted eats, drinks, and innovative concepts across the city.
March 30, 2017 @ thrillist.com

Inside Chicago's First Pour-All-Your-Own-Beer Bar, Tapster in Wicker Park

The City of Chicago is mere days away from getting its first bar where customers will pour all their own beer. Tapster, at 2027 W. North Ave., is fully built and ready to go - only needing the final city inspection before opening, which owner Roman
February 21, 2017 @ chicago.eater.com

Here's Tapster, A Pour-Your-Own-Beer Bar With No Bottles Or Cans (PHOTOS)

WICKER PARK - The neighborhood's first self-serve beer bar and deli (complete with a set of adult-sized swings) hopes to open soon. That's according to Tapster's owners Roman Maliszewski and Sean Slevin, who gave DNAinfo a tour of their new Wicker

February 17, 2017 @ dnainfo.com

Wicker Park Is Getting Chicago's First Pour-It-Yourself Bar In 2017

If you visit Tapster and get the wrong beer, you really have only yourself to blame. At the bar, coming to Wicker Park in early 2017, you'll pour your craft beer yourself via 40 to 50 self-serve taps, Eater reports. It's sort of like Red Mango, but with beer

June 29, 2016 @ chicagoist.com

28 Chicago Craft Beer Destinations, 2017 Edition

Beer bars are a dime a dozen in Chicago - but where does a thirsty beer lover go when they want something special? There's no need to drive to the suburbs (or drive at all) to enjoy unique offerings at these great Chicago beer destinations.

September 23, 2015 @ chicago.eater.com

Tapster: A New Space for a New Generation

We were visiting Chicago when we first got introduced to Tapster, we loved the concept right away. At the location we visited (there are now two in Chicago) people were socializing, pouring beers/wine/mixed drinks, tasting new flavors, talking to each other, it felt like a great community! We knew right away this would be a hit in NYC, and with our 20+ years of experience in the industry and a restaurant space ready to go, we knew exactly how to make it happen. We introduced ourselves to the founders of the Chicago location and we are working with them to open the new location in Manhattan.





The Location: New York City

The location for Tapster NYC is in the busy Murray Hill neighborhood. We'll be converting Duke's, a restaurant we developed and have been leasing this space and successfully operating for 20 years. Duke's has been a great business overall and has served us well, but the neighborhood has shifted towards a younger, more active demographic and we want to create a space for them; a space they can come together, socialize, have fun, and try something new.


RIGHT
TURN
SIGNAL
Duke's
NEW YORK
DELIVERY
Coca-Cola
MIDWAY
TALES
CRYPT

This is our location, it's in the Murray Hill neighborhood in Manhattan, an area largely populated by young adults, new families, and students.

Who We Are: Branded Restaurants

We've been in the restaurant hospitality space in New York City for 25 years, owning and operating 20 different venues here in the city for over 20 years.

We have a variety of bars and restaurants, everything from diners to French bistros to Mediterranean to farm-to-table concepts.

Branded Restaurants offers guests a classic New York City experience at an affordable price point. Our restaurants are built for everybody at any age and any budget!

From kids to grandparents, students to retirees, and everyone in between, it's all about fun, friends, and atmosphere, not to mention, and experience that exceeds expectations.

Numbers: Breakdown of Funds

The majority of funding will go toward building out the space: installing taps, seating, payment systems, etc. The rest will go toward rent, labor, and general operations.

80%	10%	5%	5%
Build-Out	Occupancy	Labor	G&A

Facts & Figures

The first Tapster was opened in Chicago in 2017. Now entering its 3rd year, there are two active locations in Chicago and we are excited to open the third in Manhattan.

$500k	$750k	$1.3M	$1M*
We're looking to raise $500k from the crowd	Chicago Location 1 Revenue 2017	Chicago Location 1 Revenue 2018	Chicago Location 2 Revenue 2018 (*estimate)

$50k / week	$2M	12 Years
We estimate bringing in $50k per week	Duke's (the current location) will bring in $2M this year	We signed the lease on the Duke's location for another 12 years

Meet the Founders



Michael Schatzberg

PARTNER

25 YEARS IN RESTAURANTS AND BARS IN NYC



Roman Maliszewski

Founder

VP of PourMyBeer- a revolutionary way to deliver beer, Experienced VP of Sales / Sales Director



Dean Palin

CoOwner & Principal, Palin Enterprises and Branded

Palin Enterprises has combined assets over $2B, owning & managing over 7.5M square feet of space.



James Frischling
Principal & Co-Founder,
Branded Restaurants
Entrepreneur with 29 years in the financial services, capital markets and hospitality industry

Interview

– COLLAPSE ALL

WF: What is Tapster NYC?

TN: Tapster will be New York's first exclusively self-pouring bar/restaurant/lounge in New York City. It's a concept out of Chicago premised all around self-pouring technology.

We'll have self-pouring beer, cocktails, wine, cider, et cetera. It's geared toward the younger millennial crowd that really wants immediate gratification, knows what they want, et cetera.

WF: What is your background?

TN: We've been in the restaurant hospitality space in New York City for 25 years, owning and operating 20 different venues here in the city for over 20 years.

We have a variety of bars and restaurants, everything from diners to French bistros to Mediterranean to farm-to-table concepts.

WF: Where will Tapster be located in NYC?

TN: Our plan is to convert one of our restaurants, Duke's, which is on 37th Street and 3rd Avenue in New York City. Duke's is over 20 years old, and I think it's run its course in the hospitality business. We got a new lease and we are going to convert that to our first New York City Tapster. It will have over 75 beers, 20 different cocktails, 15 different wines, and some non-alcoholic beverages that you can pour on your own, using the latest self-serve technology in the marketplace.

WF: What is the draw to Tapster?

TN: It's a combination of a few things. The hospitality business has changed quite a bit throughout recent years. Sitting down in a restaurant and waiting for a server to come over to you and give you a menu and take your order is not as popular as it used to be. Fast casual restaurants are often preferred. It seems the younger generation is more interested in engaging with themselves and their friends. Also, when they go into a venue, if they don't know what they want, they'd like to have some opportunities to taste and try different things before making a decision.

We were in Chicago, and we saw this Tapster concept and just loved it. I saw how the younger generation, those who are 25 to 35 years old, just loved coming in there and going to different taps. They would pour a little beer and talk about it with a stranger next to them pouring something else. Or a guy would talk to a girl when she was pouring something. Maybe she was pouring a margarita and he was pouring an old fashioned. So, there was a lot of socializing without using your phone and social media. It was a social environment. I think it's the new way of operating restaurants.

Another big thing is that labor continues to climb. In January, our minimum wage in New York state is going to 15 dollars an hour like many other states. Panera bread and McDonalds are putting kiosks to reduce labor costs. To us, reducing the number of staff is something that is necessary in business to survive today.

There will still be people working in our restaurant. We'll have a full-time mixologist on staff. We'll have hosts. But the staff will be much smaller than before. That's something that the economics dictates.

We looked at the financials, and the Tapster labor cost is actually one third of what our labor cost is. Our labor cost runs around 33 percent, and Tapster's is running around 11 percent. So right there, the economics makes so much sense when you look at a P and L. Your biggest headwind is labor.

WF: Have you worked up the partnership agreement?

TN: Yes, we have. It's basically when we pay off the debt, he would start participating in distributions as an equity partner.

WF: Do you have any numbers to reflect how the Tapster in Chicago is doing?

TN: Yes, the first Tapster is two years old. Last year in 2017, they did about 775 thousand dollars. This year they're on pace to do about 1.3 million.

The Wicker Park store is brand new but should be in somewhere around a million change the first year. And the economics are different in Chicago. In NYC, we will probably be able to do double or even two and a half times that

WF: What are the best aspects about the location you have in NYC?

TN: The location is what we call Murray Hill in Manhattan. It's on 3rd Avenue and 37th Street. It is right out of the midtown tunnel and is considered a haven for millennials and younger people. It really is very concentrated with kids that have graduated college and grad school, and this is their first foray into living in Manhattan, because Murray Hill is one of the more affordable areas of Manhattan. For the younger people coming in, they can still get roommates, they can still put up walls, et cetera. I have two nieces that are in their twenties who graduated Syracuse, and they both live there. One of our marketing assistants graduated a couple years back and she lives there. The Lower East Side used to be where a lot of kids lived. It was cheap. Now it's too expensive. So, Murray Hill is perfect because that's where our target audience lives.

We also have a very nice concentration of offices in that area. So, you've got a lot of young people who live in the area and also a lot of young people who work in the area. So, it will be very popular for happy hour and after-work events. We anticipate a lot of team-building events, holiday events, and corporate events for investment banks and advertising agencies, et cetera.

WF: What's your background with New York?

TN: I have lived in New York for 30 years. I've been in the hospitality space in New York for over 20 years. We have owned the lease on Duke's location for over 20 years, and we just signed a new lease for another 12 years.

Duke's is my baby; it was my first restaurant. And I am okay with literally converting this to a new restaurant with a new name because I believe, like anything, things run their course. It had a good run, but at the end of the day, by converting this to Tapster and renovating it, we're just creating a new space for the new generation.

WF: So, being somebody who's been in the space for over 20 years, what do you get about the New York hospitality scene that somebody without that experience doesn't?

TN: I have the familiarity with the labor issues, the rent issues, the pipeline, et cetera. I've been in the industry for a really long time, so people seek me out and come to me for advice and testing because of how much experience I've had. I think we have a really nice reputation for being a company that will try out new technology and new products.

I have all the suppliers, whether it be the beverage vendors, the food vendors, all the paper suppliers, etc. Every supply chain vendor that you need, I already have a relationship with. I have the best possible pricing. So, my cost of goods are going to always be the best that anyone can have. My operational cost will always be the lowest that anybody can have. So as long as we bring in the sales, we'll be great.

WF: What makes you confident that you will bring in the sales?

TN:

There's a big shift in the way people are going out to eat and drink, and we have to adapt to that. That's one of the things Tapster does. It adapts to the new environment.

The fast, casual restaurants, the grab-and-go models, are popping up everywhere. There are so many places where you order from your desk and you go to pick up your food. There's a giant refrigerated section with lots of bags, and you just pick up the one with your name on it and go back to your office. Ten years ago, if you wanted something to eat, you went out, and you either sat at a restaurant or you went to a deli and picked it up. It's not that way anymore. Changing this concept is simply a matter of a generational shift.

I'm not looking for a fast casual restaurant. That's not what we want to do. We want a venue where people can enjoy their favorite beers and spirits, along with some of the fast casual elements. You don't have to come in and sit down and get a menu. Come in, and as long as you show your license, you can start drinking and enjoying yourself. You can order wings, but there's not going to be a waiter. You'll order using a kiosk on your table or your phone. You can order wings, you can order sliders, and you can just go pick it up. And we'll have Xboxes there, we'll have Skee-Ball. There's karaoke. It'll be a really social, engaging environment.

I would not open a casual dining restaurant today. It would have to be either a fast casual concept or a venue that is significantly respected. The experience has to be super.

And on that note too, a lot of millennials choose restaurants based on what's Instagrammable and what's exciting. A place that has self-pouring technology, where people are pouring themselves beers and cocktails, I think that will go viral.

WF: Can you tell me a little bit more about the space and what will be offered there?

TN: First of all, it's on a corner. We have a very large outdoor cafe with heaters that will be set up like a lounge. Currently there are tables and chairs for dining. That will all change into a lounge. I would compare it to a rooftop bar where it's all lounge-y kinds of couches. It will have heaters and couches and cocktail tables. The doors are accordion-like, so they open up in good weather.

When you walk in, you'll see one whole wall that will be all beer and cider. Anything fermented. There will be 25 screens that look like iPads. On each iPad there will be three different logos of beer, along with descriptions, alcohol content, et cetera. So that will be 75 different beers and ciders that you can drink. The beers will be whatever the beverage manager is feeling. Maybe one little area would be all local New York beers. Maybe one area would be all imported. Maybe one area would be all outside of New York, West Coast.

For the beer, we buy what's called a pony keg. Pony kegs are the little ones. We do that because we keep changing the beer. There are all these forward-facing, consumer-based apps like Beer Board, that we would upload on a daily basis, with all of our beers that are on tap. People would constantly be seeing every time we change our beer. We'll get a lot of people who are real beer aficionados, so we'll change our beer up a lot. And then you also have instances where, for example, let's say a group from Penn State wants to come in and watch a game and have Penn State's beer, whatever it may be. I'll be like, "Hey, you know what? We'll put three screens, and we're gonna give you three taps, just for you guys to watch the game tonight." It's all about having fun with it. And you do deals with the liquor companies, putting up what they're trying to push. Whatever's trending, that's what you change to.

There will be another wall with cocktails and wine, maybe 15 cocktails and 15 wines. The cocktails will be made by a mixologist. So, you'll have a Templeton Rye Old Fashioned. You'll have three different flavored margaritas. Every different cocktail that you can think of that is popular today will be on tap, plus flavored versions of them. We'll only be using super high-end premium spirits, all mixed each day. And then there will be a bar with super high-end tequilas and whiskeys, and there will be a bartender, just for someone who wants a drink neat or on the rocks or something like that.

Half of the wines will be white, and half will be red, and we'll maybe have a Coupe-Roses, all on tap. The wine will be high-end, so ten-dollar glasses to 15-dollar glasses.

There will be high-top tables, long community tables, and couches. So, you get your drink, and there are different places for you to stand or sit.

If you want to order food, wherever you are in the restaurant, every seat will be identified. Every table will be identified with an electronic homing device. You can order whatever you want from your phone and go pick it up, or you can order from a little screen on your table and go pick it up. When you feel like ordering wings, just hit wings, and it'll tell you when it's ready. It'll ping your phone or ping the table. You go grab it, bring it back to your table, and eat it. The younger generation wants immediate gratification, and that's what they're going to get.

There will also be a sound system there that all the guests will be able to control. So, you'll be able to control the music from your phone. I mean, it's a little more sophisticated than that. There are stipulations. But basically, you'll be able to play your own music. It's like a juke box. It's not like you'll put your song on and it'll play, but it'll go into a queue.

It'll be very interactive. All the TVs will have Xboxes hooked up to them. There will be Skee-Ball lanes, and we'll have Skee-Ball leagues and tournaments. We'll be doing alumni events. There will be flat screen TVs all over the place. There will be college watch parties and NFL games. It really is created for an event space. You could rent it out for holiday parties and groups.

WF: What's the timeline in your head?

TN: We've engaged an architect, and we're filing the plans right now. We're ordering all the furniture. We're going to probably shut down in January. We generally order everything, get it queued up and ready to go, shut down for six weeks, and then reopen. We should be able to open by the middle to the end of February, in time for March Madness. That'll be our goal.

WF: Only six weeks?

TN: Yes, because we've been doing this a long time. We've got a crew. We've got electricians and GCs and plumbers. We order everything ahead of time. It will be in a warehouse, and all we will need to do is go in there, gut it, and renovate it.

We're paying rent, so we have to get moving. Our fastest turnaround time was when we changed a Mexican restaurant into a diner in seven days. People walked by and were like, "Wasn't this something else last week?"

WF: What do you think the first year will look like?

TN: I don't see any reason, based on my projections, that we wouldn't be able to do over two million dollars in the first year. I think we will be able to do 50 thousand dollars a week. I know what the store has done in the past. This year, it'll do over two million dollars. I couldn't imagine it not being able to do as much, if not more. The current restaurant in the location, Duke's, is doing two million dollars this year.

WF: If you're doing two million dollars with Duke's, why make the change?

TN: Even though it looks good, my sales are way down from last year and the year before. They're continuing to decline. So, it's just a matter of time. This model has to be changed. You're not going to sustain this. People aren't going out for lunch anymore. My restaurant right now is designed where it's almost 80% tables and chairs for sitting and dining, and there's a very small bar.

We're going to flip it around so it's almost all high-top and lounging space where you can hang out with your friends, charge your phone, talk, and play games, like Jenga and stuff like that.

I have a lot of labor and a lot of food. I'm going to reduce my overall labor cost. I'm going to chop the menu in half. So, we'll have less staff and less food. It's really gearing much more towards a drinking crowd. The menu will have like six items. Wings, tenders, sliders, nachos, that kind of thing, but a high-end version. It's not like shitty bar food. It really is good food. Our wings have won wing contests here in New York City for many years. And our chili's won the Texas Chili Cook off. Our food is excellent.

WF: How will you acquire new customers?

TN: Well, being that we have an ongoing operation of all these restaurants, we have a full marketing team. We are very engaged in Instagram. Big Daddy's has around 40 thousand followers. We still have another Duke's location, on the Upper East Side. Duke's has like 25 or 30 thousand followers, and we're very engaged in Facebook and Instagram, Twitter, and emailing. We have about 70 thousand email addresses. We advertise on Yelp. We'll launch a Tapster website. We'll take everything we have that we use with our current customers, and we'll just redirect them to, "Hey, we just opened Tapster." So, all the Duke's customers will now know that Tapster's open. All of our customers at Big Daddy's and the other restaurants will also know. We're very involved with all elements of social media, and we spend a lot of money on Google, Facebook ads, Instagram, Yelp, et cetera. We're very engaged. We've been doing this for a long time.

WF: So, if I'm investing in this new location, what is my money going towards?

TN: Almost everything from this raise will go towards the build-out. We're strictly looking to pay the vendors to build this thing out, which we project at about half a million.

WF: Can you tell me a little more about your team?

TN: We have a great marketing team that makes me look good. I have really terrific managers and kitchen managers. We have a couple of people who have been with me for 15, 20, 22 years. They really do a great job. Unfortunately, it's becoming harder and harder and harder to find really terrific people that really want to work. But when you do find great people, that is a lot of fun. I love nothing more than taking people who were dishwashers and elevating them to line cooks, or elevating waiters to managers, or elevating a manager to Director of Operations. One of the things that we really enjoy the most is seeing people grow within the company.

WF: What are the largest challenges you face when opening a hospitality venue in New York, and how do you address them?

TN: The biggest challenges in NYC are high rent and high labor. I'm meeting those challenges. First of all, I'm renewing a very favorable lease. The terms of my current lease and this location are exactly the same as they were. That in itself is terrific, because most times, when you get a new lease, they raise the rent. The other challenge is labor, and with this new concept, again, we've addressed that. We are not going to have as many employees. Those are the big headwinds.

Inflation on food and alcohol has been negligible. It's very low. So, the margins on food and liquor have continued to be good. When you're seeing restaurants raise the price of beer and wine and cocktails and food, they're not raising those prices because they cost more. They're raising the prices because the labor and rent have gone up. It's not like Grey Goose Vodka costs more today than it did two years ago. It's the same price. But I have to charge you two dollars more for a Grey Goose because I'm paying 15 dollars an hour now, where I was paying 12 or 11. So, once you reduce the labor, you're really looking at a very profitable business.

WF: What keeps you up at night about this business?

TN: This business has become extremely labor intensive, so anything we can do to reduce the amount of people working for us would be one less headache. I would rather have fewer people, and then I can develop better relationships with them. Having more people working for you today also creates additional liabilities. One thing that keeps me up at night is frivolous law suits. That's really the big one, to be honest with you.

I would like to see a place like this get back to being just a spot for people to come and enjoy themselves and have a good time. Watch TV, play a video game, play Skee-Ball, have a few drinks, have some wings, have a great night. And that's it.

WF: Why are you choosing crowdfunding?

TN: It's a new way of raising cash. We always just did it ourselves; we never asked for any cash. And when I learned about how the different models worked, I said, "You know what? Why not? Why not try this kind of way of doing it?" I think it's fun. It's cool. It's new. And I think there are a lot of people who would be interested in investing in the space and being a part of this.

I think we will have a lot of people right here in the city that would go on their social media, et cetera, and say, "Hey, I just invested. You guys gotta come check it out." It's just cool and hip. It's a new way of doing things. And Tapster, we're going after the cool, young, hip people, so why not try a new way of raising money?

RISKS

1 The restaurant business is extremely risky. Businesses fail frequently and our future success cannot be guaranteed.

2 Dean Palin is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

3 James Frischling is a part-time officer. As such, it is likely that the

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

TAPSTER NYC is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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